UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

FITLIFE BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

FITLIFE BRANDS, INC.

5214 S. 136th Street

Omaha, Nebraska 68137

(402) 333-5260

June 30, 2023

Dear Stockholders of FitLife Brands, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FitLife Brands, Inc. (the “Company”), which will be held at the offices of the Company located at 5214 S. 136th Street, Omaha, Nebraska, on August 9, 2023, at 9:00 a.m., local time.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We have also provided a copy of our 2022 Annual Report on Form 10-K (“Annual Report”). We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

Regardless of whether you plan to attend the Annual Meeting in person, please read the accompanying Proxy Statement and then vote by Internet, telephone or mail as promptly as possible. Please refer to the enclosed proxy card for instructions on submitting your vote. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy. Voting at the Annual Meeting will supersede any votes previously cast.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Dayton Judd Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote by Internet, telephone or mail as promptly as possible. Submitting your vote assures that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

FITLIFE BRANDS, INC.

5214 S. 136th Street

Omaha, Nebraska 68137

(402) 333-5260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on August 9, 2023

Dear Stockholders of FitLife Brands, Inc.:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of FitLife Brands, Inc. (the “Company”), a Nevada corporation, which will be held at the offices of the Company located at 5214 S. 136th Street, Omaha, Nebraska, on August 9, 2023, at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to our Board of Directors, each to serve until our next Annual Meeting of Stockholders or until his respective successor is elected and qualified;

2.	To approve, on an advisory basis, the compensation of our Named Executive Officers;

3.	Ratifying the appointment of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2023; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on June 26, 2023 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Only holders of record of common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of these stockholders will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 5214 S. 136th Street, Omaha, Nebraska 68137, during normal business hours for a period of ten days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by Internet, telephone or mail so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal Nos. 1, 2 and 3, each of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON AUGUST 9, 2023:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT: www.colonialstock.com/FTLF2023.

By Order of the Board of Directors,

Omaha, Nebraska	Dayton Judd
June 30, 2023	Chief Executive Officer and Chairman

FITLIFE BRANDS, INC.

5214 S. 136th Street

Omaha, Nebraska 68137

(402) 333-5260

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of FitLife Brands, Inc., a Nevada corporation (the “Company”), for use at the 2023 Annual Meeting of Stockholders (“Annual Meeting”) to be held on August 9, 2023, at 9:00 a.m., local time, and at any adjournment or postponement thereof, at the offices of the Company located at 5214 S. 136th Street, Omaha, Nebraska.

These proxy solicitation materials were mailed on or about June 30, 2023, to all stockholders entitled to notice of, and to vote at, our Annual Meeting. The proxy materials are also available free of charge on the Internet at: www.colonialstock.com/FTLF2023.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are described in more detail in this Proxy Statement.  Stockholders of record at the close of business on June 26, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 4,446,161 shares of common stock, $0.01 par value per share (“Common Stock”), issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

Quorum

In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the Chairman (or other person presiding at the Annual Meeting) may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Required Vote for Approval

Proposal No. 1: Election of Directors. For the five nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected.

Proposal No. 2: Advisory Vote to Approve Executive Compensation.  This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (the “Say-on-Pay Vote”). Accordingly, there is no "required vote" that would constitute approval. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices. The number of votes cast “FOR” must exceed the number of votes cast “AGAINST” to approve this non-binding, advisory proposal.

Proposal No. 3: Ratification of Appointment of Auditors. To ratify the appointment of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2023, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon.  If you do not give your broker or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

Under Nevada law and our Bylaws, each matter (other than the election of directors) requires the affirmative vote of the majority of votes cast by stockholders present or represented by proxy (meaning the number of shares voted “FOR” a proposal must exceed the number of shares “AGAINST” such proposal). Abstentions and broker non-votes are not considered votes cast and, therefore, do not have any effect on the outcome of these matters.

Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of five directors nominated by our Board, (ii) FOR the Say-on-Pay Vote, (iii) FOR ratification of the appointment of Weinberg & Company, P.A. as our independent auditors for fiscal year 2023, and (iv) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 5214 S. 136th Street, Omaha, Nebraska 68137, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.  Attendance at the Annual Meeting alone will not revoke your proxy.  If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the Annual Meeting.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Company’s 2022 Annual Report on Form 10-K (the “Annual Report”), the proxy card and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by telephone, e-mail or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by email, telephone and mail.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board of Directors shall consist of not less than one, nor more than nine directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board of Directors or by stockholders. The Company’s Board of Directors currently consists of five directors, and these five directors are nominated for election at the Annual Meeting. Each nominee has confirmed that he will be able and willing to serve as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors. Upon recommendation of the Board of Directors, the Board of Directors has nominated for election as directors at our Annual Meeting Messrs. Dayton Judd, Lewis Jaffe, Grant Dawson, Seth Yakatan, and Todd Ordal.

Required Vote and Recommendation

The election of directors shall be elected by a plurality of the votes cast (meaning the five nominees receiving the highest number of shares voted “FOR” their election will be elected). “WITHHOLD” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Judd, Jaffe, Dawson, Yakatan and Ordal.

The following sections set forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

Name	Age	Title
Dayton Judd	51	Chief Executive Officer and Chairman
Lewis Jaffe	66	Director
Grant Dawson	54	Director
Seth Yakatan	52	Director
Todd Ordal	66	Director

Each of the Company’s executive officers and directors will hold office until their successors are duly elected and qualified.  The background and principal occupations of each director nominee are as follows:

Dayton Judd has served as a director of the Company since June 2017, is currently the Chairman of the Company’s Board of Directors and began serving as the Company’s Chief Executive Officer on February 18, 2018. Mr. Judd is the founder and Managing Partner of Sudbury Capital Management (“Sudbury”). Prior to founding Sudbury, Mr. Judd worked from 2007 through 2011 as a Portfolio Manager at Q Investments, a multi-billion-dollar hedge fund in Fort Worth, Texas. Prior to Q Investments, he worked with McKinsey & Company from 1996 through 1998, and again from 2000 through 2007. He graduated from Brigham Young University in 1995 with a Bachelors Degree, summa cum laude, and a Masters Degree, both in accounting. He also earned an M.B.A. with high distinction from Harvard Business School in 2000, where he was a Baker Scholar. Mr. Judd is a Certified Public Accountant.

The Company’s Nominating and Corporate Governance Committee believes that Mr. Judd’s significant experience in investing in microcap companies, together with his substantial ownership position in the Company’s Common Stock, assists the Board of Directors in the management of the Company and setting goals and objectives to build stockholder value.

Lewis Jaffe has served as a director of the Company since 2010 and served as the Chairman of the Company’s Board of Directors from July 2011 to October 2017. Mr. Jaffe became a partner at CEO Coaching International as of January 2021 and continues his role as a Clinical Professor in the school of Entrepreneurship at Loyola Marymount University, a position he has held since the fall of 2014, where he was awarded Professor of the Year in 2016. He was Chief Executive Officer of Movio, a high speed, mobile movie and content downloading service and application, prior to its sale. Prior to Movio, Mr. Jaffe was a principal at Jaffe & Associates (“J&A”), a consulting and advisory firm that provides strategic and tactical planning to mid-market companies and CEO coaching to their executives. Prior to 2009, Mr. Jaffe was Interim Chief Executive Officer and President of Oxford Media, Inc., where he served from 2006 to 2008. Mr. Jaffe has also served in executive management positions with Verso Technologies, Inc., Wireone Technologies, Inc., Picturetel Corporation, and was also previously a Managing Director of Arthur Andersen. Mr. Jaffe is a graduate of the Stanford Business School Executive Program and holds a Bachelor of Science from LaSalle University. Mr. Jaffe also served on the Board of Directors of Benihana, Inc. as its lead independent director from 2004 to 2012. He is currently on the Board of Directors of Reed’s Inc. (NYSE: REED) and Yorktel, a privately held telecommunications company.

The Company’s Nominating and Corporate Governance Committee believes that Mr. Jaffe’s experience as a CEO of both public and private companies, and consultant providing strategic and tactical planning to public companies, as well as his corporate governance expertise, provide management and the Board of Directors with a depth of experience, knowledge, systems and best practices to guide corporate strategy and business operations.

Grant Dawson has served as a director of the Company since November 2013 and is currently a Portfolio Manager of Fixed Income Investments for Polar Asset Management Partners (“Polar”), where he has worked since 2014. Mr. Dawson brings more than 20 years of experience in finance and has significant board-level experience in corporate governance for public companies. Prior to Polar, he was Managing Director of Fixed Income Investments for Manulife Asset Management, a subsidiary of Manulife Financial Corporation and Vice President and Lead Analyst responsible for corporate debt ratings with Dominion Bond Rating Agency. Prior to such time, Mr. Dawson held various senior management positions in credit management and corporate finance with Nortel and in equity research with Dain Rauscher Ltd. Mr. Dawson earned an M.B.A. from the SMU Cox School of Business, a B.Comm in Finance from the University of Windsor, and holds the Chartered Financial Analyst designation. Additionally, Mr. Dawson is a member of the Institute of Corporate Directors and holds the ICD.D designation.

The Company’s Nominating and Corporate Governance Committee believes that Mr. Dawson’s extensive expertise and knowledge regarding corporate finance and investment banking matters, as well as corporate governance, provides the Company with valuable insight and will assist the Company as it builds a long-term, sustainable capital structure.

Seth Yakatan has served a director of the Company since September 2015, and as a Partner of Katan Associates, Inc., a corporate strategy and finance advisory group, since April 2001. Prior to joining the Company’s Board of Directors, Mr. Yakatan served as a director for iSatori, Inc. from September 2014 until the completion of the Company’s acquisition of iSatori. Prior to founding Katan Associates, Inc. in 2001, Mr. Yakatan worked in merchant banking at the Union Bank of California, N.A. in the Specialized Lending Media and Telecommunications Group, and as a venture capital analyst with Ventana Growth Funds and Sureste Venture Management. Mr. Yakatan holds an M.B.A. in Finance from the University of California, Irvine, and a Bachelor of Arts in History and Public Affairs from the University of Denver.

The Company’s Nominating and Corporate Governance Committee believes that Mr. Yakatan’s 25 years of experience as a life sciences business development and corporate finance professional, including actively supporting small cap and major companies in achieving corporate financing and asset monetization objectives, provides the Board of Directors with valuable guidance and expertise based on his extensive knowledge and understanding of banking matters.

Todd Ordal has served a director of the Company since September 2015, and is the President and founder of Applied Strategy, LLC, a private consulting company founded in 2003 that provides consulting and coaching services to chief executive officers and other executives around the word. Prior to joining the Company’s Board of Directors, Mr. Ordal served as a director for iSatori, Inc. from April 2012 until the completion of the Company’s acquisition of iSatori. Before founding Applied Strategy, LLC, Mr. Ordal served as Chief Executive Officer of Dore Achievement Centers from December 2002 until November 2004, and President and Chief Executive Officer of Classic Sports Companies from January 2001 until December 2002. Prior to Classic Sport Companies, Mr. Ordal served as a Division President for Kinko’s Service Corporation, where he had accountability for $500 million in revenue, 300 stores and 7,000 people, and as a member of the Board of Directors for Kinko’s from July 1992 until July 1997. He has also served on several non-profit boards and boards of advisors. Mr. Ordal received his Bachelors Degree in psychology from Morehead State University and his M.B.A. from Regis University.

The Company’s Nominating and Corporate Governance Committee believes that Mr. Ordal’s considerable experience with growing successful businesses, as well as his extensive knowledge and understanding of marketing and finance matters, provides the Board of Directors with valuable guidance and insight.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any of the Company’s director nominees during the past ten years.

CORPORATE GOVERNANCE, BOARD COMPOSITION AND BOARD COMMITTEES

Term of Office

Pursuant to our Bylaws, each member of the Board serves from the date they are duly elected and qualified, until the Company’s following annual meeting of stockholders or until their death, resignation or removal from office.

Board Member Independence

The Board believes that a majority of its members are independent directors. The Board has determined that, with the exception of Mr. Judd, who also serves as the Company’s Chief Executive Officer, all directors are independent as defined by the rules and regulations of the NASDAQ Capital Market.

Board Structure

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interest of the Company and its stockholders to make that determination based on the position and direction of the Company and the membership of the Board, from time to time. Currently, Mr. Judd serves as both the Chief Executive Officer and as Chair of the Board. At this time, the Board believes that these combined roles are beneficial to both the daily operations of the Company and the strategic perspective of the Board.

Board Risk Oversight

Our Board administers its oversight function through both regular and special meetings and by frequent telephonic updates with our senior management. A key element of these reviews is gathering and assessing information relating to risks of our business. All businesses are exposed to risks, including unanticipated or undesired events or outcomes that could impact an enterprise’s strategic objectives, organizational performance and stockholder value. A fundamental part of risk management is not only understanding such risks that are specific to our business, but also understanding what steps management is taking to manage those risks and what level of risk is appropriate. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk.

Although our Board has the ultimate oversight responsibility for our risk management process, various committees of our Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Our Board is advised by the committees of significant risks and management’s response via periodic updates.

Board Meetings

The Board held seven meetings during the year ended December 31, 2022, supplemented by numerous additional discussions by and among a majority of the Board, and numerous actions effectuated by unanimous written consent in lieu of a formal motion and vote during an official meeting. In 2022, incumbent directors attended 100% of the aggregate number of meetings of the Board. The Board also holds independent executive sessions without members of management on an as-needed basis.

Board Committees and Charters

The Board has three standing committees which consists of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The Board appoints the members and committee chair of each committee (based upon the recommendation of the Nominating and Corporate Governance Committee). Each independent director also serves as a member of the standing committees of the Board. Copies of each committee charter are available upon request to the Company’s Corporate Secretary at 5214 S. 136th Street, Omaha, Nebraska 68137.

Audit Committee

Members:	Grant Dawson (Chair)
Lewis Jaffe
Todd Ordal Seth Yakatan

Number of Meetings Held:	The Audit Committee held four meetings during 2022.

Functions:

The Audit Committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes those actions as it deems necessary to satisfy it that the accountants are independent of management.

Independence

The members of the Audit Committee each meet the independence standards established by the NASDAQ Capital Market and the SEC for audit committees. In addition, the Board has determined that Messrs. Dawson, Jaffe and Ordal each satisfy the definition of an “audit committee financial expert” under SEC rules and regulations. These designations do not impose any duties, obligations or liabilities on Messrs. Dawson, Jaffe and Ordal that are greater than those generally imposed on them as members of the Audit Committee and the Board, and their designations as audit committee financial experts does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee

Members:	Grant Dawson (Chair)
Lewis Jaffe Todd Ordal
Seth Yakatan

Number of Meetings Held:	The Compensation Committee held one meeting during 2022 and handled other matters via unanimous written consent or in board meetings.

Functions:

The Compensation Committee determines our general compensation policies and the compensation provided to our directors and officers. The Compensation Committee also reviews and determines bonuses for our officers and other employees. In addition, the Compensation Committee reviews and determines equity-based compensation for our directors, officers, employees and consultants and administers our stock option plans and employee stock purchase plan.

Independence

We believe that the composition of our Compensation Committee meets the criteria for independence under, and the functioning of our Compensation Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and current SEC rules and regulations.

Nominating and Corporate Governance Committee

Members:	Lewis Jaffe (Chair)
Grant Dawson Todd Ordal
Seth Yakatan

Number of Meetings Held:	The Nominating and Corporate Governance Committee held no meetings during 2022, electing instead to address committee matters by action taken by the full Board.

Functions:

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding director candidates and the size and composition of the Board and its committees. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters.

Independence

We believe that the composition of our Nominating and Corporate Governance Committee meets the criteria for independence under, and the functioning of our Nominating and Corporate Governance Committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and current SEC rules and regulations.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to:

Board of Directors

c/o Corporate Secretary

FitLife Brands, Inc.

5214 S. 136th Street

Omaha, Nebraska 68137

All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend our Annual Meetings of Stockholders.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission's rules. This Say-on-Pay Vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. The Board of Directors has determined to hold advisory votes regarding executive compensation every three years.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near- and longer-term financial and strategic goals, and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

As an advisory vote, this Proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, Management and the Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

        RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Required Vote and Recommendation

On this advisory, non-binding matter, the adoption of the advisory resolution above requires the affirmative vote of the majority of the votes cast, either present or represented in proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the outcome of this Proposal.  Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the adoption of the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF

WEINBERG & COMPANY, P.A. TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board of Directors has appointed Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of Weinberg as the Company’s independent registered public accounting firm without the approval of the stockholders whenever the Board of Directors deems such termination necessary or appropriate.

Representatives of Weinberg will be present at the Annual Meeting, or available by telephone, and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

On October 6, 2022, the Company retained Weinberg as its independent registered public accounting firm for the fiscal year ended December 31, 2022.

For the year ended December 31, 2021, our independent registered public accounting firm was Weaver and Tidwell, L.L.P. (“Weaver"). On October 14, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company recommended, and the Board approved, the dismissal of Weaver as the Company’s independent registered public accounting firm.

During the Company’s fiscal year ended December 31, 2021, and through October 14, 2022 (the date of Weaver’s dismissal), there were no (i) disagreements with Weaver on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Weaver’s satisfaction, would have caused Weaver to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except that as reported on October 13, 2022, the Company filed Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 to restate its financial statements for the years ended December 31, 2019 and 2020, and to restate the interim financial statements for each of the quarterly periods in 2019, 2020 and 2021 included in its Quarterly Reports on Form 10-Q for the periods ending March 31, 2019, June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020, September 30, 2020, March 31, 2021, and June 30, 2021 (collectively, the "Restated Periods") to correct historical errors related to the recognition of  revenue, expensing of costs of inventory, inventory, accounts receivable and the financial reporting and internal controls related to such arrangements (the "Restatement"). As reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and on Form 10-K/A for the years ended December 31, 2019 and 2020, the Company reported material weaknesses arising from flaws in its control environment, risk oversight measures, control activities, information processing and communication and our monitoring systems resulting in the Restatements of its financial statements during the Restated Periods.

Set forth below are the aggregate fees we were billed by Weinberg and Weaver for professional services rendered for the years ended December 31, 2022 and 2021.

The following table sets forth the aggregate fees billed by Weinberg and Weaver with respect to audit and non-audit services for the Company during the fiscal years ended December 31, 2022 and 2021:

	Year Ended December 31,
	2022	2021
Audit fees	$148,000	$230,000
Audit-related fees	4,000	15,000
Tax fees	24,000	37,000
All other fees	-	-
Total	$176,000	$282,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by an external consultant for tax compliance, tax advice, and tax planning (these services were performed by our principal accountant for the year ended December 31, 2021); and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees”, “audit-related fees”, and “tax fees”.

Audit Fees

During the fiscal year ended December 31, 2022 and 2021, audit fees were approximately $148,000 and $230,000, respectively.

Audit-related fees

During the fiscal year ended December 31, 2022 and 2021, audit-related fees were approximately $4,000 and $15,000, respectively.

Tax Fees

During the fiscal year ended December 31, 2022 and 2021, tax fees for tax compliance, tax advice and tax planning were $24,000 and $37,000, respectively.

All Other Fees

During the fiscal years ended December 31, 2022 and 2021, all other fees for other services were $0 and $0, respectively.

Audit Committee Pre-Approval Policies and Procedures

Under the SEC’s rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that they do not impair the auditors’ independence. The Commission’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. Accordingly, 100% of audit services and non-audit services described in this proposal were pre-approved by the Audit Committee.

There were no hours expended on the principal accountant’s engagement to audit the registrant’s financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Required Vote and Recommendation

Ratification of the selection of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of votes cast, either present or represented by proxy (meaning the number of shares voted “FOR” this proposal must exceed the number of shares voted “AGAINST” this proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2023.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Weinberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2023.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title
Dayton Judd	51	Chief Executive Officer
Jakob York	46	Chief Financial Officer
Patrick Ryan	44	Chief Retail Officer
Jenna Sinnett	44	Chief Operating Officer

The Chief Executive Officer and other officers of the Company hold their respective offices at the discretion of the Board.  The background and principal occupations of Mr. Judd is set forth above in Proposal No. 1.

Jakob York has served as the Company’s Chief Financial Officer since he joined the Company in August 2022.  Prior to joining FitLife, he served as Controller for Greenidge Generation Holdings (“Greenidge”, NASDAQ: GREE).  Prior to Greenidge, Mr. York worked in various controller and financial reporting capacities, primarily at Allied Motion Technologies (NASDAQ: AMOT).  Prior to joining Allied Motion, he worked at Pricewaterhouse Coopers as an auditor from 2002 to 2007.  He graduated from Brigham Young University in 2002 with a Bachelors Degree and a Masters Degree in Accounting.  Mr. York is a Certified Public Accountant.

Patrick Ryan has served as the Company’s Chief Retail Officer since his appointment in June 2016. He brings over 23 years of experience in the retail and wholesale business both domestically and internationally. Since February 2009, Mr. Ryan served as the Company’s Vice President of Sales during which time he oversaw multiple retail and wholesale branches and worked collaboratively with key members of management to drive strategic initiatives in sales, employee training and the overall growth of the Company. Prior to that, he served in various sales positions of increasing responsibility since joining the Company in 2004. Mr. Ryan received his Bachelor of Science Degree in Public Relations from Kansas State University.

Jenna Sinnett has served as the Company’s Chief Operating Officer since her appointment in October 2015.  She brings over 18 years of operations experience in the wholesale business, managing domestic inventories, regulatory compliance, and product management.  In 2012, Ms. Sinnett was appointed Vice President of Supply Chain where she controlled all matters tied to procurement, including inventory management, logistics, and vendor relations. Over the course of her tenure, she has held senior positions in Project Management as well.  Ms. Sinnett received both her Bachelor of Science Degree and Master of Science Degree in Exercise Science from the University of Nebraska Omaha.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions material to the evaluation of the ability and integrity of any of the Company’s executive officers during the past ten years.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid to the Company’s Chief Executive Officer, and the Company’s two most highly compensated executive officers other than its Chief Executive Officer, who were serving as executive officers as of December 31, 2022 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Warrants/ Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Dayton Judd	2022	$340,462	$135,000	$-	$-	$-	$475,462
Chief Executive Officer and Chair of the Board	2021	$326,539	$100,000	$666,344	$184,620	$-	$1,277,503

Patrick Ryan	2022	$138,077	$-	$-	$-	$186,045	$324,122
Chief Retail Officer	2021	$132,692	$5,000	$-	$-	$214,448	$352,140

Jenna Sinnett	2022	$183,695	$15,000	$-	$-	$-	$198,692
Chief Operating Officer	2021	$176,539	$10,000	$-	$-	$-	$186,539

(1)

The amounts in this column represent the grant date fair value of stock option awards computed in accordance with FASB guidance, excluding the effect of estimated forfeitures under which the Named Executive Officer has the right to purchase, subject to vesting, shares of the Company’s Common Stock.

(2)	Amounts reflect commissions paid to the Named Executive Officer.

Employment Arrangements

Dayton Judd. Dayton Judd currently serves as the Company’s Chief Executive Officer. Effective August 28, 2022, the Board approved an increase of Mr. Judd’s annual base salary from 330,000 to 364,000. Effective February 1, 2021, the Board approved an increase of Mr. Judd’s annual base salary from $300,000 to $330,000. On the same day, the Board also approved the issuance of (i) options to purchase 72,000 shares of the Company’s Common Stock, which have a term of five years, an exercise price of $5.24, and which vest ¼ immediately, and ¼ on the second, third, and fourth anniversaries of the grant; (ii) options to purchase 56,000 shares of the Company’s Common Stock, which have a term of ten years, and exercise price of $4.76, and which vest ¼ immediately, and ¼ on the second, third, and fourth anniversaries of the grant; and (iii) restricted stock units (RSUs) which convert into one share of the Company’s Common Stock upon vesting, and will vest (a) 40,000 shares at such date that the 30 day volume weighted average price ("VWAP") for shares of the Company’s Common Stock meets or exceeds $7.50, (b) 40,000 shares at such date that the 30 day VWAP for shares of the Company’s Common Stock meets or exceeds $9.00, (c) 40,000 shares at such date that the 30 day VWAP for shares of the Company’s Common Stock meets or exceeds $10.50, and (d) 40,000 shares at such date that the 30 day VWAP for shares of the Company’s Common Stock meets or exceeds $12.00. Mr. Judd serves in his capacity as Chief Executive Officer without an employment agreement.

Patrick Ryan. Under the terms of an employment agreement dated June 13, 2019, Mr. Ryan served in the capacity of Chief Retail Officer until the termination of the agreement on June 7, 2022. Pursuant to the terms and conditions of the employment agreement, Mr. Ryan was entitled to receive the following compensation as consideration for his services to the Company: (i) an annual base salary of $125,000 per year, which increased to $130,000 per year effective on the first anniversary of the employment agreement, and to $135,000 per year effective on the second anniversary of the employment agreement; (ii) commissions on a monthly basis in arrears in an amount equal to 2.5% of the adjusted gross profit from the sale of franchise exclusive products, less certain expenses and costs, related to the sale of franchise exclusive products to both domestic and international locations, as determined in good faith by Company; (iii) an annual cash bonus, in an amount to be determined by the compensation committee of the Company’s Board, in its sole discretion, on an annual basis; and (iv) reimbursement for any out-of-pocket expenses reasonably incurred by Mr. Ryan in connection with the performance of his duties. Mr. Ryan is also entitled to participate in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally. In addition, pursuant to the terms and conditions of the employment agreement, Mr. Ryan shall be subject to certain non-competition and non-solicitation provisions for a period of one year following his termination for any reason. Beginning on June 8, 2022, following the expiration of his previous agreement, Mr. Ryan serves in his capacity as Chief Retail Officer without an employment agreement.

Jenna Sinnett. Jenna Sinnett currently serves as the Company’s Chief Operating Officer. Effective August 28, 2022, the Board approved an increase of Ms. Sinnett’s annual base salary from $180,000 to $192,000. Effective August 31, 2021, the Board approved an increase of Ms. Sinnett’s base salary from $175,000 to $180,000. Ms. Sinnett serves in her capacity as Chief Operating Officer without an employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised options and stock that had not vested and equity incentive awards held by each of the Named Executive Officers outstanding as of December 31, 2022:

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Equity incentive Plan awards: Number of underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)

Dayton Judd	7/31/2018	230,000		-	-	$0.70	7/31/2028	-	-
Chief Executive Officer and Chairman	2/5/2021	54,000	(1)	18,000	-	$5.24	2/5/2026	-	-
	2/5/2021	42,000	(1)	14,000	-	$4.76	2/5/2031	-	-

(1)	One-fourth of the stock options vested on the grant date of February 5, 2021, with the remainder vesting in three equal annual installments thereafter, becoming fully vested on February 5, 2024.

Description of Equity Compensation Plan

The 2019 Omnibus Incentive Plan (the “2019 Plan”) was adopted by the Board on July 3, 2019, as approved by a majority of the Company’s stockholders at the annual meeting of stockholders on August 16, 2019. The 2019 Plan reserves for issuance 400,000 shares of the Company’s Common Stock for issuance as one of four types of equity incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, and (iv) stock units. The 2019 Plan permits the qualification of awards under the plan as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Upon becoming effective, the Plan replaced, and no further awards were made under the Company’s 2010 Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2022, with respect to the shares of Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements. The information includes the number of shares covered by and the weighted average exercise price of outstanding options and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options and other rights.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:	379,492	$3.09	262,000

Compensation Committee Interlocks and Insider Participation

No executive officers of the Company serve on the Compensation Committee (or in a like capacity) for the Company or any other entity.

PAY VERSUS PERFORMANCE

The following table presents certain information regarding compensation paid to the Company’s Principal Executive Officer (“PEO”) and other Named Executive Officers (“Other NEOs” or “Non-PEOs”), and certain measures of financial performance, for the years ended December 31, 2022 and 2021. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K. The Compensation Committee believes that 2022 compensation decisions for the PEO and Non-PEOs are reflective of the firm’s overall operating, strategic, financial and stock price performance and thus aligned with shareholders.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)	Average Summary Compensation Total for Non-PEO Named Executive Officers (2)	Value of Initial $100 Investment based on Total Shareholder Return (3)	Net Income ($)

2022	$475,462	$411,022	$261,407	$195	$4,429,000
2021	$1,277,503	$2,941,259	$269,339	$196	$5,410,000

(1)

Dayton Judd served as the Company’s PEO during the fiscal years presented. The following amounts were added and deducted from the Summary Compensation Table (“SCT”) amount to determine the compensation actually paid to the PEO in accordance with SEC regulations:

Adjustments to Determine Compensation “Actually Paid”	2022	2021
Deduction for Amount Reported under the “Stock Awards” column in the SCT	$-	$(666,344)
Deduction for Amount Reported under the “Option Awards” column in the SCT	-	(184,620)
Increase for the Fair Value of Awards Granted during year that remain unvested as of year-end	-	680,400
Increase for the Fair Value of Awards Granted during year that remain vested as of year-end	-	1,834,320
Increase/deduction for Change in Fair Value from prior year-end to current year-end of Awards Granted prior to year-end that were outstanding and unvested as of year-end	(36,720)	-
Increase/deduction for Change in Fair Value from prior year-end to Vesting Date of Awards Granted prior to year-end that vested during year	(27,720)	-
Total Adjustments	$(64,440)	$1,663,756

(2)

For the year ended December 31, 2022, Patrick Ryan and Jenna Sinnett were our Other NEOs. No adjustments were required for our Other NEOs as neither of them had components of their compensation that would require adjustments.

(3)

Represents the cumulative shareholder return of a fixed investment of $100 made at the closing price of the Company’s Common Stock at December 31, 2020 for the measurement period beginning on such date and continuing through and including the end of the applicable fiscal year reflected in the table.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

PEO

From 2021 to 2022, compensation actually paid to the PEO decreased by $2,530,000 or 86%. Over the same period, the Company’s Total Shareholder Return decreased by 96% from 96% to 0%. Key factors that drove the decrease in pay during this period were the performance based RSU’s awarded in 2021 all vested in 2021 as the performance measures had been met in 2021.

Other NEOs

From 2021 to 2022, compensation paid to the other NEOs decreased by $8,000 or 3%. Over the same period, the Company’s Total Shareholder Return decreased by 96%. Key factors that drove the decrease in pay during this period were lower incentives based on lower net income and lower sales commissions.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In 2022, our net income was down 18%, or $981,000 from 2021, and the compensation actually paid for our PEO and non-PEO NEOs decreased between 2021 and 2022.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our NEO’s. As described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

NON-EXECUTIVE DIRECTOR COMPENSATION

We currently have five directors, four of whom are considered independent. Non-independent directors who are also employees of the Company do not receive compensation for their services as a director on the Board. For the year ended December 31, 2022, each of our non-employee directors were entitled to receive $40,000 per annum for their services on the Board pursuant to the Company’s current director compensation plan, which compensation may be paid in cash, shares of Company Common Stock or a combination thereof, at the option of each individual director.

The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2022:

	Fees earned or paid in cash	Stock awards	Option awards	Total

Grant Dawson	$40,000	$-	$-	$40,000
Lewis Jaffe	$40,000	$-	$-	$40,000
Todd Ordal	$40,000	$-	$-	$40,000
Seth Yakatan	$40,000	$-	$-	$40,000

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (Initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership of Securities).  Directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, management believes that all necessary reports were filed in a timely manner and all filings are current as of the date of this filing.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics that applies to all of our executive officers, directors and employees, which sets forth the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from the Company. A form of the Code of Conduct and ethics was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Indemnification of Officers and Directors

As permitted by Nevada law, the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liability

The Nevada Business Corporation Act excludes personal liability for directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right that a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

There were no transactions between the Company and any of its directors, executive officers or any other related persons during the year ended December 31, 2022.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following tables set forth information regarding shares of our Common Stock beneficially owned as of June 26, 2023, by:

(i)	each of our officers and directors;

(ii)	all officers and directors as a group; and

(iii)

each person known by us to beneficially own five percent or more of the outstanding shares of our Common Stock. Percent ownership is calculated based on 4,446,161 shares of our Common Stock outstanding at June 30, 2023.

Beneficial Ownership of our Common Stock

Name and Address of Owner (1)	Title of Class	Number of Shares Owned	Percentage of Class

Dayton Judd, Chair and Chief Executive Officer (2)	Common Stock	2,883,529	58.7%

Patrick Ryan, Chief Retail Officer	Common Stock	14,544	*	%

Jenna Sinnett, Chief Operating Officer	Common Stock	5,600	*	%

Grant Dawson	Common Stock	76,428	1.7%

Lewis Jaffe	Common Stock	-	-

Todd Ordal	Common Stock	30,944	*	%

Seth Yakatan	Common Stock	-	-

All Officers and Directors as a group (seven persons)	Common Stock	3,005,429	61.2%

* Less than 1%

(1)	The address of each of the officers and directors is c/o FitLife Brands, Inc., 5214 S. 136th Street, Omaha, NE 68137.

(2)	Consists of 489,401 shares of Common Stock held by Mr. Judd personally, including in IRA accounts; 230,000 shares of Common Stock issuable upon the exercise of stock options at $0.70 per share, exercisable within 60 days of June 30, 2023; 54,000 shares of Common Stock issuable upon the exercise of stock options at $5.24 per share, exercisable within 60 days of June 30, 2023; 42,000 shares of Common Stock issuable upon the exercise of stock options at $4.76 per share, exercisable within 60 days of June 30, 2023 2023; 1,924,648 shares of Common Stock held by Sudbury Holdings, LLC; and 143,480 shares of Common Stock issuable upon the exercise of warrants held by Sudbury Holdings, LLC.

Changes in Control

The Company is not aware of any arrangements that may result in a change in control of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered certified public accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with the Company’s management and its independent registered certified public accountants. The Audit Committee met privately with the independent registered certified public accountants and discussed issues deemed significant by the independent registered certified public accountants, including those matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). In addition, the Audit Committee has received the written disclosures from the independent registered certified public accountants required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the independent registered certified public accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Audit Committee

Grant Dawson (Chairman)

Lewis Jaffe

Todd Ordal

Seth Yakatan

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be presented at our 2024 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy relating to that annual meeting must be received by us at our principal executive offices at 5214 S. 136th Street, Omaha, Nebraska 68137, addressed to our Corporate Secretary, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting and must contain specific information concerning the matter to be brought before such meeting and concerning the stockholder proposing such matter. These proposals must comply with applicable Nevada law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Corporate Secretary at 5214 S. 136th Street, Omaha, Nebraska 68137, or by calling (402) 333-5260. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please submit your vote by Internet, telephone or mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE.  VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

By order of the Board of Directors,

Dayton Judd

Chief Executive Officer and Chairman